UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MARCH 1, 2006

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2006, Health Net, Inc. entered into a third amendment to its five year revolving Credit Agreement with Bank of American, N.A., as Administrative Agent and the other lenders party thereto, dated as of June 30, 2004, as previously amended (the “Third Amendment”). The Third Amendment, among other things, (1) increases the letter of credit sublimit to $300 million and (2) amends the definition of “Funded Indebtedness” so that undrawn letters of credit will be excluded from the calculation of the leverage ratio.

The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to the Third Amendment. A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Third Amendment to Credit Agreement, dated as March 1, 2006, by and among Health Net, Inc., Bank of America, N.A., as Administrative Agent and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2006

HEALTH NET, INC.

By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General
Counsel and Secretary